UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 29, 2014

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.03AMENDMENTS TO ARTICLES OF INCOPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 29, 2014, the Board of Directors of American Woodmark Corporation (the “Company”) adopted an amendment to Article II, Section 2, of the Company’s Bylaws that will become effective August 21, 2014, the date of the Company’s 2014 annual meeting of shareholders.  The amendment will increase the number of directors of the Company from nine to ten.  The Board plans to nominate ten individuals for election as directors at the 2014 annual meeting.  The full text of the amendment, marked to show the change, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

 (d)Exhibits

Exhibit 3.1Amendment to Bylaws of American Woodmark Corporation (marked to show change to Bylaws).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WOODMARK CORPORATION

(Registrant)

/s/ M. SCOTT CULBRETH	/s/ KENT B. GUICHARD

M. Scott Culbreth	Kent B. Guichard
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: June 4, 2014	Date: June 4, 2014
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer